                                                                     EXHIBIT 5.1

                        [Latham & Watkins LLP Letterhead]

June 16, 2004

Stratagene Corporation
11011 North Torrey Pines Road
La Jolla, California 92037

Ladies and Gentlemen:

            In connection with the registration by Stratagene Corporation, a Delaware corporation (the "Company"), of an aggregate of 5,056,915 shares of common stock, par value $0.0001 per share (the "Shares"), issuable under the Amended and Restated Stratagene Corporation 2000 Stock Option Plan, the Stratagene Corporation 2004 Independent Directors Option Plan, the Stratagene Corporation Employee Stock Purchase Plan, the Hycor Biomedical Inc. 2001 Stock Option Plan, the Hycor Biomedical Inc. 1992 Incentive Stock Plan and the Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors (the "Plans"), under the Securities Act of 1933, as amended, on Form S - 8 filed with the Securities and Exchange Commission on June 16, 2004 (the "Registration Statement"), you have requested our opinion set forth below.

            In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

            Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plans, will be validly issued, fully paid and nonassessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                       Very truly yours,
                                                       /s/ LATHAM & WATKINS LLP